UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2023

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2023, Omnicom Group Inc. (“Omnicom Group”) and its wholly owned subsidiaries Omnicom Capital Inc. and Omnicom Finance Limited (collectively, with any other subsidiary of Omnicom Group designated for borrowing privileges from time to time, the “Borrowers” and, together with Omnicom Group, the “Loan Parties”) entered into a Third Amended and Restated Five Year Credit Agreement (the “Credit Agreement Amendment”), which amended and restated its Second Amended and Restated Five Year Credit Agreement dated as of February 14, 2020 (as previously amended, the “Credit Agreement”) with the lenders named therein (the “Lenders”), Citibank, N.A., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC, as lead arrangers and book managers, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents, Bank of America, N.A., BNP Paribas, Barclays Bank PLC, Deutsche Bank Securities Inc. and HSBC Bank USA, National Association, as documentation agents, and Citibank, N.A., as administrative agent for the Lenders.

The Credit Agreement Amendment amends the Credit Agreement to, among other things, (i) extend the termination date of the Credit Agreement (with respect to the available commitments of the extending lenders) from February 14, 2025 to June 2, 2028 and (ii) transition the benchmark rate for US dollar denominated loans from LIBOR to the term secured overnight funding rate (SOFR) and make related conforming changes. Subject to the foregoing provisions of the Credit Agreement Amendment, no other material changes were made to the Credit Agreement and it remains in full force and effect.

The foregoing description of the Credit Agreement Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement Amendment and the transactions contemplated thereby. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. For more information regarding the Credit Agreement, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Five Year Credit Agreement, dated as of June 2, 2023, by and among Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance Limited, a private limited company organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, any other subsidiary of Omnicom Group Inc. designated for borrowing privileges, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof, Citibank, N.A., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC, as lead arrangers and book managers, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents, Bank of America, N.A., BNP Paribas, Barclays Bank PLC, Deutsche Bank Securities Inc. and HSBC Bank USA, National Association, as documentation agents, and Citibank, N.A., as administrative agent for the lenders.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

	By:	/s/ Louis F. Januzzi
		Name:	Louis F. Januzzi
		Title:	Senior Vice President, General Counsel & Secretary

Date: June 5, 2023

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